Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, William D. Jenkins, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Barracuda Networks, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 5, 2016

By:	/s/ William D. Jenkins, Jr.
William D. Jenkins, Jr.
Chief Executive Officer
(Principal Executive Officer)